================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            WAXMAN INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            WAXMAN INDUSTRIES, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:_______

     (2) Aggregate number of securities to which transaction applies:__________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):____________
         ______________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:______________________

     (5) Total fee paid:_______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:_______________________________________________

     (2) Form, schedule or registration statement no.:_________________________

     (3) Filing party:_________________________________________________________

     (4) Date filed:___________________________________________________________

================================================================================

                        [WAXMAN INDUSTRIES INC. LOGO]

                               24460 Aurora Road
                          Bedford Heights, Ohio 44146
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 2, 1997
                               ------------------

To Our Stockholders:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Waxman Industries, Inc. (the "Company") will be held at the offices of the Company, 24460 Aurora Road, Bedford Heights, Ohio on December 2, 1997 at 10:00 a.m. Cleveland time to consider and act on the following matters:

          1. The election of seven directors of the Company to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. The approval of an amendment to the Company's 1992 Non-Qualified and Incentive Stock Option Plan to increase the number of shares of the Company's Common Stock subject to such Plan from 1,500,000 to 1,800,000 shares in the aggregate;

          3. The ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company; and

          4. Such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The foregoing matters are described in more detail in the Proxy Statement which follows.

     The Board of Directors has fixed the close of business on October 6, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of shares of Common Stock and Class B Common Stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 is enclosed herewith.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. PROXIES ARE REVOCABLE BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THEIR BEING VOTED OR BY APPEARANCE AT THE ANNUAL MEETING TO VOTE IN PERSON. YOUR PROMPT RETURN OF THE PROXY WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

                                            By Order of the Board of Directors

                                            /s/ KENNETH ROBINS

                                            KENNETH ROBINS, Secretary

October 13, 1997

                         [WAXMAN INDUSTRIES INC. LOGO]

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 2, 1997

                               ------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Waxman Industries, Inc. (the "Company") in connection with the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m., Cleveland time, on Tuesday, December 2, 1997, at the offices of the Company. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for (i) the election of the seven nominees for directors; (ii) the proposal to approve the amendment to the Company's 1992 Non-Qualified and Incentive Stock Option Plan (the "1992 Stock Option Plan"); and (iii) the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of the Company. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is October 13, 1997.

     Stockholders of record at the close of business on October 6, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On that date, there were outstanding 9,856,476 shares of common stock, $.01 par value per share, of the Company ("Common Stock"), and 2,148,721 shares of Class B common stock, $.01 par value per share, of the Company ("Class B Common Stock"). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, and each share of Class B Common Stock is entitled to ten votes on all matters to come before the Annual Meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Action on the other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matters. For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals, will only be counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore will have no effect on the vote. The Company currently has no class of voting securities outstanding other than Common Stock and Class B Common Stock.

     Shares cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned, properly executed, the shares represented thereby will be voted as specified thereon. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise, either in writing delivered to the Secretary of the Company at its executive offices, or in person at the Annual Meeting.

                             COMMON STOCK OWNERSHIP

CAPITAL STOCK

     The following table sets forth, as of September 15, 1997 (except as noted in footnotes 8, 9 and 10 below), the number of shares of Common Stock beneficially owned by each director, by the directors and executive officers of the Company as a group and by each holder of at least five percent of Common Stock known to the Company, and the respective percentage ownership of the outstanding Common Stock and Class B Common Stock and voting power held by each such holder and group. The mailing address for Messrs. Melvin and Armond Waxman is the executive office of the Company.

                                                                  PERCENTAGE
                                      NUMBER OF SHARES             OWNERSHIP
                                     BENEFICIALLY OWNED        -----------------
                                   -----------------------                CLASS
                                                  CLASS B                   B         PERCENTAGE
            NAME AND                COMMON        COMMON       COMMON     COMMON     OF AGGREGATE
        BENEFICIAL OWNER             STOCK         STOCK       STOCK      STOCK      VOTING POWER
--------------------------------   ---------     ---------     ------     ------     ------------
Melvin Waxman(1)................   1,055,300     1,011,932      10.5%      47.1%         35.4%
Armond Waxman(2)................     955,882       770,282       9.5       35.9          27.4
Laurence S. Waxman(3)...........     130,400        55,252       1.3        2.6           2.2
William Pray(4).................      91,875            --         *         --             *
Irving Friedman(5)..............      20,000            --         *         --             *
Samuel J. Krasney(6)............      36,750         6,750         *          *             *
Judy Robins(7)..................     102,750        75,250       1.0        3.5           2.7
Directors and officers as a
  group (9 individuals).........   2,405,582     1,919,466      22.9       89.3          67.5
Weiss, Peck & Greer(8)..........   1,278,020            --      13.0         --           4.1
  One New York Plaza
  New York, NY 10004
Monarch Management Group,
     Ltd.(9)....................     611,499            --       6.2         --           2.0
  767 Fifth Avenue
  New York, New York 10153
Credit Suisse First Boston,
     Inc.(10)...................     550,000            --       5.6         --           1.8
  11 Madison Avenue
  New York, New York 10010

---------------

  * less than 1%

 (1) Includes 225,000 shares of Common Stock subject to options granted to Mr. Melvin Waxman pursuant to the 1992 Stock Option Plan and 100 shares of Common Stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial ownership. Does not include 200,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have not vested.

 (2) Includes 225,000 shares of Common Stock subject to options granted to Mr. Armond Waxman pursuant to the 1992 Stock Option Plan and 100 shares of Common Stock owned by a member of Mr. Waxman's immediate family, as to which shares Mr. Waxman disclaims beneficial ownership. Does not include 200,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have not vested.

 (3) Includes 55,625 shares of Common Stock subject to options granted to Mr. Laurence Waxman pursuant to the 1992 Stock Option Plan and 27,100 shares of Common Stock for which Mr. Waxman is custodian to his minor children. Does not include 100,000 shares of Common Stock subject to stock appreciation rights granted to Mr. Waxman by the Company which have not vested.

 (4) Includes 66,875 shares of Common Stock subject to options granted to Mr. Pray pursuant to the 1992 Stock Option Plan.

 (5) Includes 15,000 shares of Common Stock subject to options granted to Mr. Friedman pursuant to the 1994 Non-Employee Directors Stock Option Plan (the "1994 Directors Plan") and 5,000 shares of Common Stock granted to Mr. Friedman pursuant to the 1996 Non-Employee Directors' Restricted Share Plan (the "1996 Directors Plan").

 (6) Includes 15,000 shares of Common Stock subject to options granted to Mr. Krasney pursuant to the 1994 Directors Plan, 4,500 shares of Common Stock and 4,500 shares of the Class B Common Stock owned by Mr. Krasney's wife, as to which shares Mr. Krasney disclaims beneficial ownership, and 15,000 shares of Common Stock granted to Mr. Krasney pursuant to the 1996 Directors Plan.

 (7) Includes 15,000 and 7,500 shares of Common Stock subject to options granted to Mrs. Robins as director and her spouse as Corporate Secretary of the Company, respectively, pursuant to the 1994 Directors Plan and 15,000 shares of Common Stock granted to Mrs. Robins pursuant to the 1996 Directors Plan.

 (8) The information set forth in the table with respect to Weiss, Peck & Greer was obtained from a questionnaire completed and signed by Weiss, Peck & Greer reflecting its beneficial ownership as of September 15, 1997.

 (9) The information set forth in the table with respect to Monarch Management Group, Ltd. was obtained from a Form 4 Statement of Changes in Beneficial Ownership for July 1996 filed with the Securities and Exchange Commission. Such statement reflects Monarch Management Group, Ltd.'s beneficial ownership as of August 8, 1996.

(10) The information set forth in the table with respect to Credit Suisse First Boston, Inc. was obtained from a Statement on Schedule 13G, dated February 13, 1997, filed with the Securities and Exchange Commission. Such Statement reflects Credit Suisse First Boston, Inc.'s beneficial ownership as of December 31, 1996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any officer, director or beneficial owner of more than 10% of the Company's equity securities who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on material provided to the Company by such officers, directors and beneficial owners of more than 10% of the Company's equity securities, the Company believes that during the fiscal year ended June 30, 1997, there was compliance with all such filing requirements.

                                       I.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company is currently seven. Management recommends that seven directors be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the election of the seven nominees for director set forth below. If, for any reason, any nominee is unable to accept such nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to substitute such other person or persons, as the case may be, as a management nominee, or to reduce the number of management nominees to such extent as they shall deem advisable. The Company is not aware of any reason why any nominee should become unavailable for election, or if elected, should be unable to serve as a director. Set forth below is certain information with respect to the nominees. All of the nominees are currently directors of the Company. Armond and Melvin Waxman are brothers, Judy Robins is their sister and Laurence Waxman is Melvin Waxman's son.

        NAME, AGE AND OTHER
    POSITIONS WITH THE COMPANY                         BUSINESS EXPERIENCE
-----------------------------------  --------------------------------------------------------
Melvin Waxman, 63                    Mr. Melvin Waxman was elected Co-Chairman of the Board
  Chairman of the Board and Co-      and Chief Executive Officer of the Company in June 1995.
  Chief Executive Officer            Upon the consummation of the initial public offering
                                     (the "Barnett Public Offering") of Barnett Inc.
                                     ("Barnett") in April 1996, Mr. Waxman became the
                                     Chairman of the Board and Co-Chief Executive Officer of
                                     the Company. Mr. Waxman has been a Chief Executive
                                     Officer of the Company for over 20 years and has been a
                                     director of the Company since 1962 and Chairman of the
                                     Board of the Company since August 1976. Mr. Waxman is
                                     the Chairman of the Board of Barnett.

Armond Waxman, 58                    Mr. Armond Waxman was elected Co-Chairman of the Board
  President, Co-Chief Executive      and Co-Chief Executive Officer and Treasurer of the
  Officer and Director               Company in June 1995. Upon the consummation of the
                                     Barnett Public Offering in April 1996, Mr. Waxman became
                                     the President and Co-Chief Executive Officer of the
                                     Company. Mr. Waxman has been the President and Treasurer
                                     of the Company since August 1976. Mr. Waxman has been a
                                     director of the Company since 1962. Mr. Waxman is the
                                     Vice-Chairman of the Board of Barnett.

Laurence S. Waxman, 40               Mr. Laurence Waxman was elected Senior Vice President of
  Senior Vice President and          the Company in November 1993 and is also President of
  Director                           Consumer Products, a position he has held since 1988.
                                     Mr. Waxman joined the Company in 1981. Mr. Waxman was
                                     appointed to the board of directors of the Company in
                                     July 1996.

William R. Pray, 50                  Mr. Pray is the President, Chief Executive Officer and a
  Director                           director of Barnett. Mr. Pray joined Barnett in 1979 as
                                     Vice President of sales and marketing and has served as
                                     President of Barnett since 1987. Mr. Pray was the Chief
                                     Operating Officer of the Company from June 1995 to April
                                     1996 and served as Senior Vice President of the Company
                                     from February 1991 until June 1995. Upon the
                                     consummation of the Barnett Public Offering in April
                                     1996, Mr. Pray resigned from his position as an officer
                                     of the Company, but remains a director.

        NAME, AGE AND OTHER
    POSITIONS WITH THE COMPANY                         BUSINESS EXPERIENCE
-----------------------------------  --------------------------------------------------------
Samuel J. Krasney, 72                Mr. Krasney has been a director of the Company since
  Director                           1977. In September 1993, Mr. Krasney retired from his
                                     position of Chairman of the Board, President and Chief
                                     Executive Officer of Banner Aerospace, Inc., a
                                     distributor of parts in the aviation aftermarket, a
                                     position he had held since June 1990. In September 1993,
                                     Mr. Krasney also retired from The Fairchild Corporation
                                     (formerly Banner Industries, Inc.) where he had been
                                     Vice Chairman of the Board since 1985. Fairchild is a
                                     manufacturer and distributor of fasteners to the
                                     aerospace industry and is a shared tenant provider of
                                     telecommunication services to office buildings. Mr.
                                     Krasney is also a director of FabriCenters of America,
                                     Inc. Mr. Krasney is the brother- in-law of Irving
                                     Friedman.

Irving Z. Friedman, 65               Mr. Friedman has been a director of the Company since
  Director                           1989. Mr. Friedman has been a certified public
                                     accountant with the firm of Krasney Polk Friedman &
                                     Fishman for more than the past five years. Mr. Friedman
                                     is the brother-in-law of Samuel Krasney.

Judy Robins, 48                      Mrs. Robins has been a director of the Company since
  Director                           1980. Mrs. Robins has owned and operated an interior
                                     design business for more than the past five years. Mrs.
                                     Robins is the sister of Messrs. Melvin and Armond Waxman
                                     and the wife of the Secretary of the Company.

                       INFORMATION RELATING TO THE BOARD
                OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held four meetings during the fiscal year ended June 30, 1997 and on numerous occasions took action by unanimous written consent. The Company has an Executive Committee, Audit Committee, Compensation Committee and Stock Option Committee. Messrs. Melvin and Armond Waxman and Krasney serve on the Executive Committee, Messrs. Friedman and Krasney serve on the Audit Committee and the Stock Option Committee and Mrs. Robins and Messrs. Krasney and Friedman serve on the Compensation Committee. The Company does not have a nominating committee.

AUDIT COMMITTEE

     The Audit Committee acts as a liaison between the Company's independent auditors and the Board of Directors, reviews the scope of the annual audit and the management letter associated therewith, reviews the Company's annual and quarterly financial statements and reviews the sufficiency of the Company's internal accounting controls. The Audit Committee held one meeting during fiscal 1997.

COMPENSATION COMMITTEE

     The Compensation Committee determines the salaries and bonuses of Messrs. Melvin and Armond Waxman (members of the Board of Directors who are also officers of the Company). Although the Compensation Committee held no meetings during fiscal 1997, on several occasions it took action by unanimous written consent.

STOCK OPTION COMMITTEE

     The Stock Option Committee administers both the 1992 Stock Option Plan and the Employee Stock Purchase Plan of the Company. The Stock Option Committee held one meeting during fiscal 1997.

DIRECTOR REMUNERATION

     Each director who is not an employee of the Company received a fee of $3,000 per fiscal quarter for services as a director during fiscal 1997 plus a fee of $1,000 plus traveling expenses for each board meeting he or she attended. In addition, each director who is not an employee of the Company is automatically granted 5,000 shares of restricted Common Stock for each five full years of service such director served on the Board of Directors pursuant to the 1996 Directors Plan.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid for services rendered during fiscal 1997 to the Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                               ---------------------------
                                                  ANNUAL COMPENSATION(1)       SECURITIES      ALL OTHER
         NAME AND PRINCIPAL                      -------------------------     UNDERLYING     COMPENSATION
              POSITION                  YEAR     SALARY($)     BONUS($)(2)     OPTIONS/SAR(#)    ($)(3)
-------------------------------------   ----     ---------     -----------     ----------     ------------
Melvin Waxman                           1997      300,000        500,000              --          91,129
Chairman of the                         1996      300,000        250,000         200,000(4)       90,961
Board and Co-Chief                      1995      311,065             --              --         111,397
Executive Officer

Armond Waxman                           1997      350,000        550,000              --         149,066
President and                           1996      350,000        400,000         200,000(4)       73,834
Co-Chief Executive                      1995      353,277        100,000              --          97,080
Officer

John S. Peters(5)                       1997       70,557         25,000              --          12,500
Senior Vice                             1996       96,154         20,750              --          12,500
President --                            1995      136,119         22,500              --          12,500
Operations

Laurence S. Waxman                      1997      196,962        150,000         100,000(6)       12,551
Senior Vice                             1996      189,098         50,000          50,000          12,549
President                               1995      190,480         50,000              --          12,544

Mark W. Wester(7)                       1997       72,673         80,000          25,000              --
Vice President--Finance and Chief
  Financial Officer

---------------

(1) Certain executive officers received compensation in fiscal 1995, 1996 and 1997 in the form of perquisites, the amount of which does not exceed reporting thresholds.

(2) The executive officers named in the Summary Compensation Table received their bonuses under the Company's Profit Incentive Plan. In addition, Messrs. Melvin Waxman, Armond Waxman, Laurence Waxman and Mark Wester each received a discretionary bonus during fiscal 1997 equal to $350,000, $350,000, $100,000 and $50,000, respectively. Messrs. Armond and Melvin Waxman received their bonuses at the discretion of the Board of Directors.

(3) Unless otherwise noted, amounts principally represent premiums on split-dollar life insurance policies.

(4) On March 29, 1996, each of Messrs. Melvin and Armond Waxman were awarded a stock appreciation right ("SAR") with respect to 200,000 shares of the Common Stock of the

    Company. Each SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances.

(5) Mr. Peters resigned from the Company effective September 19, 1997 and currently serves as a part-time consultant to the Company.

(6) On September 27, 1996, Mr. Laurence Waxman was awarded an SAR with respect to 100,000 shares of Common Stock. The SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances.

(7) Mr. Wester became an employee of the Company in October 1996 and had provided consulting services from May 1996 to October 1996.

EMPLOYMENT AGREEMENTS

     Mr. Laurence Waxman entered into an employment agreement with Waxman Consumer Products Group Inc., a wholly owned subsidiary of the Company ("Consumer Products"), which became effective as of November 1, 1994 and terminates on October 31, 1999. Pursuant to such employment agreement, Mr. Laurence Waxman is to serve as President of Consumer Products, and is also to serve in such further offices or positions with Consumer Products or any subsidiary or affiliate of Consumer Products as shall, from time to time, be assigned by the Board of Directors of Consumer Products. Mr. Laurence Waxman's employment agreement provides for an annual salary of $200,000 for the first year of the employment agreement and provides that for each year thereafter the annual salary will be increased by six percent of the prior year's salary. Additional increases in salary and the granting of bonuses to Mr. Laurence Waxman will be determined by Consumer Products, in its sole discretion, based on such individual's performance and contributions to the success of Consumer Products, his responsibilities and duties and the salaries of other senior executives of Consumer Products. A bonus in the amount of $50,000 was granted to Mr. Laurence Waxman in fiscal 1997 and fiscal 1996. During fiscal 1996, Mr. Waxman agreed to temporarily reduce his annual salary in an effort to support the Company's cost containment efforts. In July 1996, Mr. Waxman's base salary returned to $200,000 per annum. The employment agreement provides that upon termination of employment by Mr. Laurence Waxman for good reason (as defined therein) or by the Company for any reason other than death, disability (as defined therein) or cause (as defined therein), Mr. Laurence Waxman will be entitled to receive all of the compensation he would otherwise be entitled to through the end of the term of the agreement. The employment agreement also contains provisions which restrict Mr. Laurence Waxman from competing with the Company or Consumer Products during the term of the agreement and for two years following the termination thereof.

STOCK OPTION AND SAR GRANTS

     The following table sets forth the information noted for all grants of stock options made by the Company during fiscal 1997 to each of the executive officers named in the Summary Compensation Table:

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR



                                                                                               POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                                   AT
                                                 INDIVIDUAL GRANTS                           ASSUMED ANNUAL
                            ------------------------------------------------------------        RATES OF
                                              % OF TOTAL                                      STOCK PRICE
                                               OPTIONS                                        APPRECIATION
                               OPTIONS        GRANTED TO     EXERCISE                      FOR OPTION TERM(1)
                               GRANTED       EMPLOYEES IN     PRICE        EXPIRATION      ------------------
           NAME                  (#)         FISCAL YEAR      ($/SH)          DATE         5% ($)     10% ($)
--------------------------  -------------    ------------    --------    ---------------   -------    -------
Laurence S. Waxman........      50,000          34.25%         3.375     Sept. 28, 2006    106,126    268,944
Mark W. Wester............      10,000           6.85%         3.375     Sept. 28, 2006     21,225     53,789
                                15,000          10.27%         3.375     Oct. 11, 2006      31,838     80,683

                                              % OF TOTAL
                                                SAR'S
                                              GRANTED TO      GRANT
                                SAR'S        EMPLOYEES IN     PRICE        EXPIRATION
           NAME             GRANTED(2)(#)    FISCAL YEAR      ($/SH)          DATE         5% ($)     10% ($)
--------------------------  -------------    ------------    --------    ---------------   -------    -------
Laurence S. Waxman........     100,000            100%         3.375     Sept. 27, 2006    212,252    259,374

---------------

(1) The potential realizable values represent future opportunity and have not been reduced to present value in 1997 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Securities and Exchange Commission for illustration purposes, and these rates are not intended to be a forecast of the common stock price and are not necessarily indicative of the values that may be realized by the named executive officer.

(2) On September 27, 1996, Laurence Waxman was awarded an SAR with respect to 100,000 shares of the Common Stock. The SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances.

STOCK OPTION AND SAR EXERCISES

     The following tables set forth information with respect to (i) the number of unexercised options and SARs held by each of the Executive Officers named in the Summary Compensation Table who held options and/or SARs as of June 30, 1997 and (ii) the value of unexercised in-the-money options and SARs held by such persons as of June 30, 1997:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                        VALUE OF UNEXERCISED
                                                                                        IN-THE-MONEY-OPTIONS
                                                                                        AT FISCAL YEAR-END($)
                            SHARES                    NUMBER OF UNEXERCISED OPTIONS   -------------------------
                          ACQUIRED ON      VALUE          AT FISCAL YEAR-END(#)                         NOT
          NAME            EXERCISE(#)   REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE   EXERCISABLE
------------------------  -----------   -----------   -----------------------------   -----------   -----------
OPTIONS:
Melvin Waxman...........      --            --               225,000/ 75,000            562,500       187,500
Armond Waxman...........      --            --               225,000/ 75,000            562,500       187,500
John S. Peters(1).......      --            --                13,125/ 13,125             32,813        32,812
Laurence S. Waxman......      --            --                55,625/101,875            154,688       245,313
Mark W. Wester..........      --            --                  None/ 25,000                 --        34,375

                                                                                        VALUE OF UNEXERCISED
                                                                                        IN-THE MONEY SAR'S AT
                                                                                         FISCAL YEAR-END($)
                             VALUE                     NUMBER OF UNEXERCISED SARS     -------------------------
                          ACQUIRED ON      VALUE          AT FISCAL YEAR-END(#)                         NOT
          NAME            EXERCISE(#)   REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE   EXERCISABLE
------------------------  -----------   -----------   -----------------------------   -----------   -----------
SAR'S:(2)
Melvin Waxman...........      --            --                  None/200,000            None          275,000
Armond Waxman...........      --            --                  None/200,000            None          275,000
Laurence S. Waxman......      --            --                  None/100,000            None          137,500

---------------

(1) Mr. Peters resigned from the Company effective September 19, 1997 and currently serves as a part-time consultant to the Company.

(2) On March 29, 1996, each of Messrs. Melvin and Armond Waxman was awarded an SAR with respect to 200,000 shares, and on September 27, 1996, Laurence S. Waxman was awarded an SAR with respect to 100,000 shares of the Common Stock of the Company. Each SAR vests in whole three years after the date of grant but not prior thereto, except in certain limited circumstances.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Company's Co-Chief Executive Officers. The Committee is comprised solely of non-employee directors who are not eligible to participate in any of the executive compensation programs of the Company. The proxy rules require the Committee to disclose the Committee's bases for compensation of executive officers and for compensation reported for

Melvin and Armond Waxman, the Co-Chief Executive Officers of the Company, and to discuss the relationship between the Company's performance during fiscal 1997 and compensation.

     The Company's compensation policy reflects its belief that the compensation of its senior executive officers should provide total compensation reasonably comparable and competitive to that offered by similarly situated companies and to align the interests of its executive officers with the long term interests of the Company's stockholders with the grant of equity based awards. The object of these awards is to reinforce and advance the long-term interest of the Company and its stockholders. These awards provide rewards to executives upon the creation of incremental stockholder value and have the potential of providing significant benefit to the executives as the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders.

     Cash compensation of the Co-Chief Executive Officers is established by the Committee. Grants of stock options and other stock based awards for all executive officers and employees, including the Co-Chief Executive Officers, are awarded by the Company's Stock Option Committee. Both members of the Stock Option Committee are also members of the Compensation Committee.

     While competitive practices are taken into account in determining cash compensation, the Committee believes that the most important considerations in setting annual compensation are individual merit, the Company's financial performance and achievement of strategic objectives approved by the Board of Directors. The Committee does not apply any specific quantitative formula in making compensation decisions. The Committee appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors such as contributions of executive officers to the achievement of the Company's strategic goals in a volatile business environment, the managerial effectiveness and teamwork of individual executive officers and the implementation of policies and measures are intended to benefit the Company's long-term performance.

     The compensation of the Company's Co-Chief Executive Officers has been designed to provide them with a fair salary and to reward them for their efforts towards enhancing the long-term performance of the Company and ultimately increasing stockholder value. The Committee approved the base salary and cash bonuses that were paid to each of them. The salary and bonuses were approved by the Committees in order to compensate Messrs. Waxman for their continuing efforts to redefine the focus of the Company's core businesses, reduce the Company's high degree of leverage and position the Company for a return to profitability.

     In determining each of Messrs. Waxmans' compensation for fiscal 1997, including the bonuses paid to them, the Committee considered Messrs. Waxmans' efforts during fiscal 1997 in the continuous evaluation and pursuit of certain transactions intended to refine the Company's focus on its core businesses, deleverage the Company's capital structure and provide it with greater stability and financial flexibility. These transactions include the following:

     - February 1997: The exchange of $4.829 million of 11 1/8% Senior Notes due 2001 for a like amount of 13 3/4% Senior Subordinated Notes due 1998, decreasing annual cash interest requirements and extending the maturity by several years.

     - April 1997: The raising of $21.6 million from a secondary offering of Barnett common stock.

     - May 1997: The sale of the Madison Equipment Company division of WOC Inc. for approximately $2.0 million.

     - June 1997: The refinancing, and extension, of the Company's working capital and term loan credit facilities.

     - July 1997: The sale of substantially all of the assets of the LeRan Gas Products division of WOC Inc. for approximately $3.8 million.

     The Committee believes that each of Messrs. Armond and Melvin Waxman demonstrated a high level of leadership and responsibility for evaluating the foregoing transactions, which were designed to emphasize the Company's strategy of focusing on its core businesses, while also deleveraging its balance sheet, thereby creating long term value for the Company's stockholders.

     The Committee does not establish the cash compensation levels for the Company's other executive officers. The Board has delegated to the Co-Chief Executive Officers the responsibility for establishing the salaries and bonuses payable to those individuals. However, the grants of stock options and other equity-based compensation are the responsibility of the Stock Option Committee. As a result, the members of the Committee are able to review and have input into the overall levels of compensation provided to executive officers and, in their role as Board members, are in a position to review the performances of those individuals with the Co-Chief Executive Officers.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which was enacted in 1993, generally disallows a tax deduction for compensation paid or accrued in excess of $1 million with respect to the chief executive officer and each of the four most highly compensated employees of a publicly held corporation. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The 1992 Stock Option Plan and the 1996 Directors Plan comply with these requirements. The Compensation Committee does not believe that the cash compensation to be paid to the Co-Chief Executive Officers or such other highly paid executive officers will exceed the deduction limit of Section 162(m).

                                            MEMBERS OF THE COMMITTEE:

                                            Samuel J. Krasney
                                            Irving Z. Friedman
                                            Judy Robins

     The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock, the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Building Materials Index for the period of five fiscal years commencing with fiscal 1993. The graph assumes $100 invested on July 1, 1992 in the Company and each of the other indices.

                               PERFORMANCE GRAPH

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

      MEASUREMENT PERIOD               WAXMAN                       S&P BUILDING
    (FISCAL YEAR COVERED)            INDUSTRIES       S & P 500       MATERIALS
    ---------------------            ----------       ---------     ------------
1992                                   $100.00         $100.00         $100.00
1993                                     76.50          113.63          121.81
1994                                     48.17          115.23          111.40
1995                                     28.34          145.27          120.81
1996                                    102.01          183.04          146.27
1997                                    107.67          246.32          188.26

     * Total Return Assumes Reinvestment of Dividends

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mrs. Judy Robins, a member of the Compensation Committee, owns a 13% equity interest in Aurora Investment Company ("Aurora"). All of the other equity interests in Aurora are owned by Melvin Waxman (34%), Armond Waxman (34%) and members of their and Mrs. Robins' families (19%). Armond and Melvin Waxman are brothers and Judy Robins is their sister. The Company, pursuant to a lease dated June 30, 1992 (the "Lease"), which expires on June 30, 2002 (with an option to renew for one additional term of five years), leases its office and warehouse facility located at 24455 Aurora Road, Bedford Heights, Ohio, from Aurora. The annual rent on the facility, consisting of approximately 125,000 square feet of space, is $314,200, which management believes is competitive with other rates in the area. In July 1997, the annual rental rate increased, pursuant to the Lease, to $326,700 until the termination of the Lease.

                             CERTAIN RELATIONSHIPS

     The Company and Barnett provide to and receive from each other certain selling, general and administrative services and reimburse each other for out-of-pocket disbursements related to those services. Pursuant to an Intercorporate Agreement (the "Intercorporate Agreement") among the Company, and certain of its subsidiaries, and Barnett, the Company provides certain managerial, administrative and financial services to Barnett and Barnett pays the Company the allocable cost of the salaries and expenses of the Company's employees while they are rendering such services. Barnett also reimburses the Company for actual out-of-pocket disbursements to third parties by the Company required for the provision of such services by the Company. In addition to the services provided by the Company to Barnett pursuant to the Intercorporate Agreement, Barnett also continues to provide certain services to U.S. Lock, an operating division of WOC Inc. These services include the utilization of Barnett's management information systems, financial accounting, order processing and billing and collection services. The Company pays to Barnett the allocable cost of the salaries and expenses of Barnett's employees while they are performing such services. The Company also reimburses Barnett for all actual out-of-pocket disbursements to third parties by Barnett required for the provisions of such services. The net effect of these charges is not material. The arrangements provided in the Intercorporate Agreement may be modified and additional arrangements may be entered into pursuant to a written agreement between Barnett and the Company.

     On July 1, 1997, the Company sold substantially all of the business of LeRan Gas Products, a division of WOC Inc. to Barnett. A Special Transaction of the Board, comprised of Messrs. Krasney and Friedman, was appointed to evaluate the transaction. In connection with the Special Transaction Committee's evaluation of the contemplated sale, the Company received a fairness opinion from SBK-Brooks Investment Co. which stated that the purchase price received by the Company was fair to the stockholders of the Company from a financial point of view.

                                      II.

               APPROVAL OF AN AMENDMENT TO THE 1992 NON-QUALIFIED
                        AND INCENTIVE STOCK OPTION PLAN

1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

     The Board of Directors and stockholders of the Company adopted the 1992 Stock Option Plan, as amended, and have authorized the issuance of stock options (each an "Option") covering up to 1,500,000 shares of Common Stock (subject to appropriate adjustments in the event of stock splits, stock dividends and similar dilative events). Stock options may be granted under the 1992 Stock Option Plan to any employees (including officers who may also be directors) of the Company and its subsidiaries, as selected by the Committee appointed by the Board of Directors to administer the 1992 Stock Option Plan -- the Stock Option Committee. Stock options granted to employees may either be incentive stock options (as defined in the Code) or nonqualified stock options. The purchase price of the shares of Common Stock subject to an Option may not be less than the fair market value of the Common Stock on the date of grant in the case of incentive stock options or nonqualified stock options. The terms of each Option and the increments in which it is exercisable and determined by the Stock Option Committee, which currently consists of Messrs. Krasney and Friedman, provided that no Option may be exercised after ten years from the date of grant (and in the case of incentive stock options consistent with the Code). No Option may be granted under the 1992 Stock Option Plan after ten years. The 1992 Stock Option Plan was amended in fiscal 1997 by the Board of Directors to permit limited transferability of stock options for estate planning purposes.

AMENDMENT TO THE 1992 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN

     As of June 30, 1997, 1,363,075 shares of Common Stock are subject to issuance pursuant to awards granted under the Plan. The Stock Option Committee believes that the authorization of additional shares under the 1992 Stock Option Plan will substantially assist the Company in continuing to attract and retain the best possible employees.

     Accordingly, on September 23, 1997, the Stock Option Committee approved an amendment (the "1992 Plan Amendment") to the 1992 Stock Option Plan which would increase the aggregate number of shares of Common Stock available for issuance under the 1992 Stock Option Plan from 1,500,000 shares to 1,800,000 shares and recommended that such amendment be presented to the stockholders for approval. This increased number of shares of Common Stock subject to the 1992 Stock Option Plan would constitute approximately 2.5% of the outstanding shares of Common Stock, on a fully diluted basis. The Stock Option Committee believes that in light of the limited number of shares of Common Stock which the Company has available for new awards under the 1992 Stock Option Plan, the 1992 Plan Amendment will assist the Company in attracting, retaining and motivating its key employees by providing for or increasing the proprietary interests of such employees in the Company.

     The following is a summary of the material provisions of the 1992 Stock Option Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Plan as proposed to be amended.

     Administration of the Plan. The Stock Option Committee of the Board of Directors administers the 1992 Stock Option Plan. The Stock Option Committee has the full power and authority, subject to the provisions of the Plan, to designate participants, grant Options and determine the terms of all Options. The Stock Option Committee is required to make adjustments with respect to Options granted under the 1992 Stock Option Plan in order to prevent dilution or expansion for the rights of any holder. Members of the Stock Option Committee are not eligible to receive Options under the 1992 Stock Option Plan. The 1992 Stock Option Plan requires that the Stock Option Committee members be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act. Each member of the Stock Option Committee is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act.

     The 1992 Stock Option Plan may be wholly or partially amended or otherwise modified, suspended or termination any time or from time to time by the Board of Directors of the Company, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval would be required under Section 422 of the Code, or Rule 16b-3 under the Exchange Act. Neither the amendment, suspension nor termination of the 1992 Stock Option Plan shall, without the consent of the holder of such Option, impair any rights of any holder under any Option theretofore granted.

     Options Issued Under Stock Option Plan. The terms of specific Options are determined by the Stock Option Committee. The per share exercise price of the Common Stock subject to an Option shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of an incentive stock option granted to a holder of shares representing at least 10% of the total combined voting power of the Company, or of any subsidiary or parent thereof (a "10% Stockholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. The term of each non-qualified stock option will be specified by the Stock Option Committee, which shall not exceed 10 years from the date of grant. However, the term of incentive stock options must not exceed 10 years after the date of the grant (five years, if granted to a 10% Stockholder). In addition, the fair market value of shares of Common Stock subject to incentive stock options (determined as of the date such incentive stock options are granted) exercisable for the first time by any individual during any calendar year may in no event exceed $100,000.

     Upon the exercise of an Option, the Option holder shall pay the Company the exercise price plus the amount of the required federal and state withholding taxes, if any. The 1992 Stock Option Plan allows the participant to pay the exercise price (i) in cash, shares of Common Stock subject to the approval of the Stock Option Committee, or any combination thereof or

(ii) pursuant to a cashless exercise program, provided in each case that such methods avoid "short-swing" trading profits to the participant under Section 16(b) of the Exchange Act. The 1992 Stock Option Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

     As of September 30, 1997 the following individuals and groups had been granted Options under the 1992 Stock Option Plan in the amounts indicated:
Melvin Waxman -- 300,000 shares; Armond Waxman -- 300,000 shares; Laurence Waxman -- 157,500 shares; and Mark Wester -- 25,000 shares; all current executive officers as a group: 782,500 shares; all current non-executive officer directors as a group: 15,000 shares; and all employees, including all current officers, who are not executive officers, as a group: 580,575 shares. As of September 30, 1997, the market value of the Common Stock underlying outstanding Options was approximately $5,281,916.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the Plan.

     There will be no federal income tax consequences to employees, directors or the Company on the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, the employee or director generally will have taxable ordinary income, subject, in the case of an employee, to withholding, in an amount equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Company will be entitled to a tax deduction in an amount equal to such excess, provided the Company complies with applicable reporting and/or withholding rules. Any ordinary income realized by an employee or director upon exercise of a non-qualified stock option will increase his tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a non-qualified stock option, employees, consultants and directors will realize long-term, mid-term or short-term capital gain or loss depending upon their holding period for such stock.

     An employee or director who surrenders shares of Common Stock in payment of the exercise price of a non-qualified stock option will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the non-qualified stock option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     With respect to incentive stock options, no compensation income is recognized by a participant, and no deduction is available to the Company upon either the grant or exercise of an incentive stock option. However, the difference between the exercise price of an incentive stock option and the market price of the Common Stock acquired on the exercise date will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of incentive stock options until the later of (i) two years from the grant of the incentive stock options or (ii) one year from the date of acquisition of the shares upon exercise of an incentive stock option, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sales is the difference between the option price and the sale price of the Common Stock. The net federal income tax effect on the holder of incentive stock options is to defer, other than for alternative minimum tax purposes, until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise. If the optionee sells the shares prior to the expiration of the holding period set forth above, the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of exercise. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an incentive stock option prior to the expiration of the holding period described above, the Company will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition, subject to the Company satisfying its withholding and/or reporting obligations.

     If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an Option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

     If the Company delivers cash, in lieu of fractional shares, or shares of Common Stock to an employee pursuant to a cashless exercise program, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Company, provided it complies with applicable withholding requirements.

     A participant who transfers a non-qualified stock option in a non-arms' length transaction will be subject to taxation as described above at the time the transferee exercises the non-qualified stock option.

     Section 162(m) of the Code, which generally disallows the annual tax deduction for compensation over $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers, provides that "performance-based" compensation will not be subject to the $1 million deduction limitation. Generally, since an employer is not entitled to a deduction upon the grant or exercise of an incentive stock option in any event (other than in the case of a disqualified depository), this provision should not affect the Company's tax treatment with regard to incentive stock options. Options (other than incentive stock options) granted under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The 1992 Stock Option Plan meets such requirements and, accordingly, any income realized by employees with respect to Options granted under the 1992 Stock Option Plan is not subject to the deduction limitation of
Section 162(m).

     The 1992 Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under
Section 401(a) of the Code.

VOTE REQUIRED FOR APPROVAL OF THE 1992 PLAN AMENDMENT

     Approval of the 1992 Plan Amendment requires the affirmative vote of the holders of a majority of the voting securities of the Company represented and voting at the Annual Meeting.

     The Board of Directors recommends a vote FOR approval of the 1992 Plan Amendment.

                                      III.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, the stockholders of the Company will be called upon to ratify the appointment of the independent public accountants of the Company.

     The Company's financial statements for the fiscal year ended June 30, 1997 have been examined by the firm of Arthur Andersen LLP, independent certified public accountants. Arthur Andersen LLP have been the independent certified public accountants of the Company since 1982. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP, Cleveland, Ohio, as independent public accountants of the Company.

                                 ANNUAL REPORT

     The Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1997 (without exhibits) (the "Annual Report") is being furnished simultaneously herewith. The Annual Report is not to be considered a part of this Proxy Statement. The Company will furnish a copy of any exhibit to the Annual Report, as listed thereon, upon request and upon payment of the Company's reasonable expenses of furnishing such exhibit. Requests should be directed to the Chief Financial Officer, Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     The Company intends to hold its 1998 annual meeting of stockholders in November or December 1998. In order for a stockholder proposal to be included in next year's proxy statement, it must be received by the Secretary of the Company at its offices, 24460 Aurora Road, Bedford Heights, Ohio 44146, by July 7, 1998.

                            EXPENSES OF SOLICITATION

     All expenses relating to the solicitation of proxies will be paid by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock or Class B Common Stock in their names to solicit proxies from the beneficial owners thereof and will pay the standard charges and expenses associated therewith.

                                 OTHER MATTERS

     The Board of Directors and management know of no other matters to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the best judgment of the person or persons voting the proxies.

     MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS NAMED HEREIN, FOR PROPOSAL II (THE AMENDMENT TO THE 1992 STOCK OPTION PLAN) AND FOR PROPOSAL III (THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP). ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                          By Order of the Board of Directors

                                          /s/ KENNETH ROBINS
                                          KENNETH ROBINS, Secretary
October 13, 1997

APPENDIX A (NOT INCLUDED IN PROXY MAILED TO STOCKHOLDERS)

                             1992 NON-QUALIFIED AND
                           INCENTIVE STOCK OPTION PLAN
                                       OF
                             WAXMAN INDUSTRIES, INC.

         1. PURPOSE OF THE PLAN. This 1992 Non-Qualified and Inventive Stock Option Plan of Waxman Industries, Inc. adopted as of the first day of July, 1992, is intended to encourage officers and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

         2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

                  2.1 "Board" means the Board of Directors of Waxman Industries, Inc.

                  2.2 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

                  2.3 "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is both a "Non-Employee Director" within the meaning of Rule 16b-3.

                  2.4 "Company" means Waxman Industries, Inc.

                  2.5 "Employees" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

                  2.6 "ERISA" means the Employee Retirement Income Security Act, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

                  2.7 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

                  2.8 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported in the WALL STREET JOURNAL or such other source of quotations for, or reports of trading of, the Shares as the Committee may reasonably select from time to time or, if no reported sale takes place on such day, the average of the last reported bid and asked prices on the principal national securities exchange on which the Shares are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the average of the last reported bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System; provided, however, if the price of the Shares is not then so reported, then Fair Market Value shall mean the last known price per Share paid by a purchaser in an arm's length transaction; provided further, however, if no such sales have occurred during the three week period immediately preceding the date on which the value is to be determined, Fair Market Value shall mean the fair market value of the Shares as determined by the Committee, in its discretion.

                  2.9 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

                  2.10 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

                  2.11 "Option" means the right to purchase the number of Shares specified by the Committee, at a price and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

                  2.12 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Option under the Plan.

                  2.13 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.14 "Plan" means the Company's 1992 Non-Qualified and Incentive Stock Option Plan.

                  2.15 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

                  2.16 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter by amended or replaced.

                  2.17 "Shares" means shares of the Company's $.01 par value common stock or if, by reason of the adjustment provisions contained herein, any rights under an Option under the Plan pertain to any other security, such other security.

                  2.18 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) of more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  2.19 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

                  2.20 "Term" means the period during which a particular Option may be exercised.

         3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Options to be granted from time to time under the Plan, an aggregate of 1,800,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options. The aggregate number of Shares that may be subject to Options awarded to any Employee pursuant to the Plan are limited to 750,000 shares.

         4. Administration of the Plan. The Board shall appoint the Committee, which shall consist of not less than two (2) disinterested persons as defined in Rule 16b-3. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each of the Options, and the terms of any such Option; to amend or cancel Options (subject to Section 18 of the Plan), to accelerate the vesting of Options; to require the cancellation of surrender of any previously granted options or other awards under this Plan or any other plans of the Company as a condition to the granting of an Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Options hereunder. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall selection one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5. EMPLOYEES TO WHOM OPTIONS MAY BE GRANTED. Options may be granted while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine. In determining the Employees to whom Options shall be granted and the numbers of Shares to be subject to purchase under such options, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Options shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

         6. BASIC OPTION TERMS.

                  6.1 Types of Options. Options granted under the Plan may be
         (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Option Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Option Agreements shall be issued for each type of Option when a combination of an Inventive Stock Option and a Non-Qualified Stock Option is granted on the same date to the same Employee. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for Federal income tax purposes.
                                        4

                  6.2 OPTION PRICE. Unless otherwise determined by the Committee, the option price per share of any Non-Qualified Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. The option price per share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                           (i)      the Company; or
                           (ii)     if applicable, a Subsidiary; or
                           (iii)    if applicable, a Parent,

then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  6.3 TERMS OF OPTIONS. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Option Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee, in accordance with its discretionary authority hereunder.

                           Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in
         Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                           (i)      the Company; or
                           (ii)     if applicable, a Subsidiary; or
                           (iii)    if applicable, a Parent,

then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

         7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. No Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by any Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Options granted under the Plan which is intended to be an Inventive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

         8. DATE OF GRANT. Unless otherwise determined by the Committee, the date of grant of an Option granted hereunder shall be the date on which the Committee acts in granting the Option.

         9. EXERCISE OF RIGHTS UNDER OPTIONS.

                  9.1 NOTICE OF EXERCISE. An Employee entitled to exercise an Option may do so by delivery to the Company of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (which in the case of Incentive Stock Options must be given at the date of grant), in Shares valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the attention of the Senior Vice President -- Finance of the Company or, in his absence, to any other executive officer of the Company.

                  9.2 CASHLESS EXERCISE PROCEDURES. The Company, on its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company; provided, however, that these cashless exercise procedures shall not apply to Incentive Stock Options which are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options' qualification under Code Section 422 as Incentive Stock Options. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies shall be binding on any Employee wishing to utilizing the cashless exercise program.

         10. OTHER OPTION TERMS AND CONDITIONS. Each Option and each Option Agreement evidencing the grant of an Option may contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.

         11. RIGHTS OF OPTION HOLDER. The holder of an Option shall not have any of the rights of a stockholder with respect to the Shares subject to purchase under the holder's Option, except to the extent that one or more certificates for such Shares shall be issuable to the holder upon the due exercise of the Option and the payment in full of the purchase price therefor.

         12. NONTRANSFERABILITY OF OPTIONS. An Option (other than Incentive Stock Options), shall not be transferable other than: (a) by will or by the laws of descent and distribution, (b) (1) to the spouse or any lineal ancestor or descendant of the Employee or (2) to a trust, the sole beneficiaries of which are any one or all of such Employee's spouse or any lineal ancestor or descendant of such Employee, (c) with the consent of, or in accordance with rules and procedures established by, the Committee or (d) pursuant to a qualified domestic relation order, as defined in the Code or ERISA or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless the transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option's qualification under Code Section 422 as an Incentive Stock Option. An Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor, or in the event of disability, the holder's personal representative and, if an Option has been transferred in accordance with the provisions hereof, by the transferee of such Option or such other person as may be entitled to exercise such Option on behalf of such transferee.

         13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of an Option, in cash or in shares, in an amount equal to the difference between the price at which such Option may be exercised and the then current fair market value of the Shares subject to such Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the forgoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

         14. UNUSUAL CORPORATE EVENTS. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each such Option granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination, an Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercise of such Option in effect on the date of exercise, to immediately exercise any Option in full, without regard to any vesting limitations, to the extent it shall not have been previously exercised.

         15. FORM OF OPTIONS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of an Option. An Option shall be granted hereunder only by action taken by the Committee in granting an Option. Whenever the Committee shall designate an Employee for the receipt of an Option, the Senior vice President -- Finance of the company, or such other person as the Committee shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee shall approve, stating the number of Shares subject to the Option, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Option Agreement, in such form as may from time to time hereafter be approved by the committee, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued options or awards under this Plan or any other plans of the Company is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Option is granted of said Option Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any option.

         16. TAXES.

                  16.1 RIGHT TO WITHHOLD REQUIRED TAXES. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

                  16.2 EMPLOYEE ELECTION TO WITHHOLD SHARES. Subject to Committee approval (which in the case of Incentive Stock Options must be given at the time of grant), an Employee may satisfy his or her tax liability with respect to the exercise of any Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if an Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-

         17. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Option shall not be granted under the Plan after that date although the terms of any Option may be amended at any date prior to the end of its Term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and the Plan.

         18. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

         19. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates for Shares pursuant to the exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to the exercise of an Option.

         20. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         21. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Delaware law within twelve (12) months after being approved by the Board, the Plan and all Options granted under it shall be void and of no force and effect.

         22. OTHER PROVISIONS. As used in the Plan, and in Option Agreements and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Option Agreements and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

PROXY                      WAXMAN INDUSTRIES, INC.                       PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
              ANNUAL MEETING OF STOCKHOLDERS - DECEMBER 2, 1997


The undersigned appoints each of Melvin Waxman and Armond Waxman, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Proxy Card, all the shares of Common Stock and Class B Common Stock of Waxman Industries, Inc. held of record by the undersigned on October 6, 1997, at the Annual Meeting of Stockholders of Waxman Industries, Inc. to be held on December 2, 1997.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                           WAXMAN INDUSTRIES, INC.

                               DECEMBER 2, 1997



 [X]  PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE
                           FOR all nominees        WITHHOLD
                            listed at right        AUTHORITY
                          (except as marked       to vote for
                        to the contrary below)   all nominees
      1.  Election of                                            NOMINEES:    Melvin Waxman
          Directors             [   ]                [   ]                    Armond Waxman
                                                                              Laurence S. Waxman
      (INSTRUCTIONS:  TO WITHHILD AUTHORITY TO VOTE FOR                       Irving Z. Friedman
      ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME                       Samuel J. Krasney
      ON THE SPACE PROVIDED BELOW.)                                           Judy Robins
                                                                              William R. Pray
      -------------------------------------------------


                                                  FOR     AGAINST       ABSTAIN
      2.  Approval of an amendment to the         [  ]      [  ]          [  ]
          Company's 1992 Non-Qualified and
          Incentive Stock Option Plan.

      3.  Ratification of the appointment of      [  ]      [  ]          [  ]
          Arthur Andersen LLP as independent
          public accountants.

      4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

          THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS
PROXY WILL BE VOTED FOR ALL NOMINEES AND IN FAVOR OF PROPOSALS II AND III.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.
_____________________________ ___________________________ DATED:__________, 1997
SIGNATURE                     SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as name or names appear hereon. When shares are held by jointly tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign in full corporate name by the president or other authorized oficer. If a partnership, please sign in partnership name by any authorized person.

